Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-185881) on Form S-8 of ACNB Corporation and Subsidiaries of our reports dated March 8, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of ACNB Corporation and Subsidiaries, appearing in the Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ RSM US LLP
Blue Bell, Pennsylvania
March 8, 2019